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                                                                     EXHIBIT 2.2


                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "First Amendment") dated as of October 8, 1997 by and among AMERICAN BANCSHARES, INC. ("ABI"), a Florida corporation having its principal office located in Bradenton, Florida, AMERICAN BANK OF BRADENTON ("American Bank"), a Florida state chartered bank, and MURDOCK FLORIDA BANK ("Murdock"), a Florida state chartered bank having its principal office located in Murdock, Florida.

                                    PREAMBLE

         The parties hereto entered into an Agreement and Plan of Merger, dated as of September 23, 1997 ("Merger Agreement"), whereby ABI, American Bank, and Murdock agreed to the merger of Murdock with and into American Bank. The parties now desire to amend the Merger Agreement on the terms and conditions set forth herein for the purpose of making certain corrective revisions.

         NOW, THEREFORE, in consideration of the above and the mutual representations, warranties, covenants, and agreements herein contained, the parties hereby agree as follows:

         1. AMENDMENTS TO THE MERGER AGREEMENT.

                  (A) CONVERSION OF MURDOCK COMMON STOCK - ADJUSTMENT OF EXCHANGE RATIO. Section 3.1(b) of the Merger Agreement is hereby amended by deleting Section 3.1(b) in its entirety and by insertion, in lieu thereof, of the following:

                           (b) If the Designated Price of ABI Common Shares is
                  less than $11.00 and the Closing Equity is at least $5,000,000, then the Exchange Ratio shall be increased to
                  2.65. If the Designated Price shall be less than $10.00, then ABI and Murdock shall in good faith attempt to negotiate a mutually acceptable Merger Consideration for the Murdock Common Stock; provided, however, that if a mutually agreed upon Merger Consideration is not negotiated within four days following the Determination Date, then Murdock may terminate this Agreement pursuant to Section 10.1(i) of this Agreement. If the Closing Equity shall be less than $5,000,000, then the Exchange Ratio shall be adjusted as follows: (i) if the Designated Price is $11.00 or more, then the Exchange Ratio shall be decreased to equal the quotient, rounded to the third decimal point, of (A) the quotient of [Closing Equity multiplied by 2.25, divided by 385,015] divided by (B) 12.169, or (ii) if the Designated Price is less than $11.00, then the Exchange Ratio shall be adjusted to equal the quotient, rounded to the third decimal point, of (A) the quotient of [Closing Equity multiplied by 2.25, divided by 385,015] divided by (B) 11.00. If the Closing Equity shall be less than $4,875,000, then ABI and Murdock shall in good faith attempt to negotiate a mutually acceptable Merger Consideration for the Murdock Common Stock; provided, however, that if a mutually agreed upon Merger Consideration is not negotiated within four days following the determination of Closing Equity, then ABI may terminate the Agreement pursuant to
                  Section 10.1(j) of this Agreement.
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                  (B) REVISED DEFINITIONS. The definition of Murdock Common
         Stock set forth in Section 11.1(a) of the Merger Agreement is hereby amended by deleting the definition of Murdock Common Stock set forth in
         Section 11.1(a) in its entirety and by insertion, in lieu thereof, of the following:

                           "Murdock Common Stock" shall mean the $10.00 par value common stock of Murdock.

         2. DEFINED TERMS. All terms which are capitalized but are not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

         3. INCONSISTENT PROVISIONS. All provisions of the Merger Agreement which have not been amended by this First Amendment shall remain in full force and effect. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Merger Agreement and the provisions of this First Amendment, the provisions of this First Amendment shall control and be binding.


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         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by their respective officers thereunto duly authorized, all as of the date first written above.

                                    AMERICAN BANCSHARES, INC.


                                    By: /s/ Gerald L. Anthony
                                       -----------------------------------------
                                          Gerald L. Anthony
                                          President and Chief Executive Officer



                                    AMERICAN BANK OF BRADENTON


                                    By: /s/ Gerald L. Anthony
                                       -----------------------------------------
                                          Gerald L. Anthony
                                          President and Chief Executive Officer




                                    MURDOCK FLORIDA BANK


                                    By: /s/ Robert L. Andreasen
                                       -----------------------------------------
                                          Robert L. Andreasen
                                          President and Chief Executive Officer






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